UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 20, 2015
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RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)
000-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)
900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)
(408) 626-3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On April 3, 2015, Rainmaker Systems, Inc. (the “Company”) amended the executive employment agreements of Terry Lydon, Chief Executive Officer, and Bryant Tolles, Chief Financial Officer. The amendments decrease both Mr. Lydon’s and Mr. Tolles' annual base salaries to $180,000 from $208,000.

Section 8 - Other Events
Item 8.01 - Other Events.
In November 2013, the Company and Oracle Credit Corporation ("OCC") entered into a Payment Plan Agreement (the “Agreement") to finance the Company's acquisition of certain software licenses. In December 2013, OCC notified the Company that OCC had assigned all right, title and interest in the Agreement to Banc of America Leasing & Capital, LLC (“BALC”). On March 20, 2015, the Company was served a complaint filed against the Company by BALC in the Superior Court of California, Santa Clara County. The complaint alleges breach of contract arising from the Agreement, and seeks payment of unpaid principal in the amount of $142,792.94, plus interest and attorneys’ fees and costs.

Section 9 - Financial Statements and Exhibits
Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits. None.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

April 7, 2015	By: /s/ Bryant Tolles, III
Date	Name: Bryant Tolles, III
Title: Chief Financial Officer